As filed with the Securities and Exchange Commission on January 21, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________
NovaBay Pharmaceuticals, Inc.
 (Exact name of registrant as specified in its charter)
California	68-0454536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
____________________
5980 Horton Street, Suite 550
Emeryville, CA  94608
(510) 899-8800
____________________
2007 Omnibus Incentive Plan
(Full title of the plan)
____________________
Ramin (“Ron”) Najafi, Ph.D.
Chief Executive Officer
5980 Horton Street, Suite 550
Emeryville, CA  94608
(510) 899-8800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Copies to:
Brett D. White, Esq.
Cooley Godward Kronish llp
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000
_____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	930,177	$2.155	$2,004,531	$143.00

(1) This represents an increase in the number of shares of common stock of the registrant reserved for issuance under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan pursuant to an evergreen provision contained therein. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from stock splits, stock dividends, recapitalization or other similar transactions.

(2) Represents the average of the high and low prices of the Common Stock on January 20, 2010 as reported by NYSE Alternext U.S. LLC., and is set forth solely for the purpose of calculating the filing fee pursuant to Rules 457(c) and 457(h) under the Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers the offer and sale of 930,177 shares of Common Stock of NovaBay Pharmaceuticals, Inc. (the “Company”) for issuance under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended and restated (the “Plan”). The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 13, 2007 (File No. 333-147334) and on January 30, 2009 (File No. 000-157041), relating to the Plan, are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with Commission are incorporated by reference into this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed on March 31, 2009, as amended by Form 10-K/A filed with the Commission on August 4, 2009.

2.
The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, as filed on November 12, 2009; the Company’s Quarterly Report of Form 10-Q for the quarter ended June 30, 2009, as filed on August 14, 2009; and the Company’s Quarterly Report of Form 10-Q for the quarter ended March 31, 2009, as filed on May 15, 2009, as amended by Form 10-Q/A, as filed on August 4, 2009.

3.
The Company’s Current Reports on Form 8-K filed on January 7, 2009, January 14, 2009, January 20, 2009 (reporting disclosures under Items 5.02 and 9.01), March 25, 2009, August 3, 2009, August 21, 2009, and December 23, 2009.

4.	The description of the Company’s Common Stock which is contained in the Company’s Registration Statement on Form S-1, File No. 333-140714, first filed on February 14, 2007, as amended.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents (other than current reports furnished pursuant to Form 8-K).

Item 8.	Exhibits.

Exhibit No.	Description of Document

3.1(1)	Amended and Restated Articles of Incorporation

3.2(1)	Amended and Restated Bylaws

4.1(2)	Specimen Common Stock Certificate

4.2	Reference is made to Exhibits 3.1 and 3.2 above.

5.1	Opinion of Cooley Godward Kronish llp

23.1	Consent of Davidson & Company LLP

23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

99.1(3)	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

99.2(4)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

(1)	Incorporated by reference to the exhibit of the same number from the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 as filed with the Commission on November 15, 2007.

(2)
Incorporated by reference to the exhibit of the same number from the Company’s Registration Statement on Form S-1 (File No. 333-140714) as filed with the Securities and Exchange Commission on May 29, 2007, as amended.

(3)	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (File No. 001-33628) as filed with the Commission on August 14, 2008.

(4)	Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-140714) as filed with the Securities and Exchange Commission on May 29, 2007, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California on January 20, 2010.

NovaBay Pharmaceuticals, Inc.

/s/ Ramin Najafi
Ramin (“Ron”) Najafi, Ph.D.
Chairman of the Board, President and Chief
Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Ramin Najafi, Ph.D., Thomas J. Paulson and Theresa Granados Uriarte, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.  In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ramin Najafi	Chairman of the Board, Chief Executive Officer and President (principal executive officer)	January 18, 2010
Ramin (“Ron”) Najafi, Ph.D.

/s/ Thomas J. Paulson	Chief Financial Officer and Treasurer (principal financial and accounting officer)	January 18, 2010
Thomas J. Paulson

/s/ Charles J. Cashion	Director	January 20, 2010
Charles J. Cashion

/s/ Anthony Dailley	Director	January 13, 2010
Anthony Dailley, D.D.S.

/s/ Paul E. Freiman	Director	January 20, 2010
Paul E. Freiman

/s/ Harry F. Hixson, Jr.	Director	January 20, 2010
Harry F. Hixson, Jr., Ph.D.

/s/ T. Alex McPherson	Director	January 13, 2010
T. Alex McPherson, M.D., Ph.D.

/s/ Robert R. Tufts	Director	January 13, 2010
Robert R. Tufts

/s/ Tony D.S. Wicks	Director	January 13, 2010
Tony D.S. Wicks

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1(1)	Amended and Restated Articles of Incorporation

3.2(1)	Amended and Restated Bylaws

4.1(2)	Specimen Common Stock Certificate

4.1	Reference is made to Exhibits 3.1 and 3.2 above.

5.1	Opinion of Cooley Godward Kronish llp

23.1	Consent of Davidson & Company LLP

23.2	Consent of Cooley Godward Kronish llp (included in Exhibit 5.1)

24.1	Power of Attorney (included in Part II of this Registration Statement)

99.1(3)	NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

99.2(4)	Forms of agreements for use under the NovaBay Pharmaceuticals, Inc. 2007 Omnibus Incentive Plan, as amended

(1)	Incorporated by reference to the exhibit of the same number from the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 as filed with the Commission on November 15, 2007.

(2)
Incorporated by reference to the exhibit of the same number from the Company’s Registration Statement on Form S-1 (File No. 333-140714) as filed with the Securities and Exchange Commission on May 29, 2007, as amended.

(3)	Incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (File No. 001-33628) as filed with the Commission on August 14, 2008.

(4)	Incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-140714) as filed with the Securities and Exchange Commission on May 29, 2007, as amended.